Exhibit 10.7

THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OF THE UNITED STATES, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

WARRANT TO PURCHASE SERIES B PREFERRED SHARES OF I-MAB

(a Cayman Islands company)

Warrant No. [Series Number]

September 25, 2017

THIS CERTIFIES THAT, for value received, [Name of Holder] or its permitted assigns (the “Holder”), is entitled, subject to the terms and conditions of this Warrant, at any time and from time to time after the Closing Date (as defined in the Capital Increase Subscription Agreement (the “Purchase Agreement”) dated as of September 6, 2017 by and among I-MAB BIO-TECH (TIANJIN) CO., LTD., [Name of Holder]and certain other parties thereto; hereinafter also referred to as the “Effective Date”), and before 5:00 p.m. Hong Kong time on the second (2nd) anniversary of the Effective Date (the “Expiration Date”), to purchase from I-MAB, a Cayman Islands company (the “Company”), up to [Number of Shares under the Warrant] Series B-2 Preferred Shares of the Company at the per share exercise price of US$6.057213 (as may be adjusted from time to time, the “Exercise Price”). The Exercise Price and the number of Warrant Shares (as defined herein) issuable upon exercise of this Warrant are subject to adjustment as provided herein.

Capitalized terms used but not defined in this Warrant shall have the meanings assigned in the Articles of the Company.

1.	CERTAIN DEFINITIONS. As used in this Warrant the following terms shall have the following respective meanings:

“Affiliate” means, with respect to a person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person.

“Qualified IPO” shall have the meaning as prescribed in the Company’s Third Amended and Restated Memorandum and Articles of Association (the “Articles”).

“Registered Holder” shall mean any Holder in whose name this Warrant is registered from time to time upon the books and records maintained by the Company.

“Securities Regulatory Authority” shall mean any government agency or body with lawful jurisdiction over the public offering or trading of securities, and includes without limitation the U.S. Securities and Exchange Commission (the “SEC”) and any similar or successor body, each as constituted from time to time.

“Shareholders Agreement” shall mean the Shareholders Agreement of the Company as amended and restated from time to time.

“Warrant” shall include this Warrant and any warrant delivered in substitution or exchange for this Warrant as provided herein.

“Warrant Shares” shall mean the Series B-2 Preferred Shares of the Company and any other securities, including without limitation any securities into or for which the Series B-2 Preferred Shares have been converted or exchanged, at any time receivable or issuable upon exercise of this Warrant.

2.	EXERCISE OF WARRANT

2.1    Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part, at any time or from time to time, on or before the Expiration Date by the delivery of a written notice of exercise form appended hereto as Exhibit A (the “Exercise Notice”) duly executed by the Holder, at the principal office of the Company, accompanied by

(a)    this Warrant, and

(b)    payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of Warrant Shares being purchased upon such exercise by the then effective Exercise Price (the resulting product, the “Exercise Amount”).

The delivery of an Exercise Notice to the Company by any means customarily used at the time for written commercial communications (including without limitation delivery by facsimile transmission) shall constitute sufficient delivery.

2.2    Shareholders Agreement. By exercising this Warrant, the Holder shall automatically become a party to and be bound by the Shareholders Agreement as an “Investor” (as defined therein).

2.3    Share Certificates; Fractional Shares. As soon as practicable on or after the date of exercise of this Warrant under Section 2.2 above, the Company shall issue to the person or persons entitled to receive the Warrant Shares issuable upon such exercise and shall deliver to such person or persons a certificate or certificates in respect of such Warrant Shares. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

2.4    Effective Date of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The person entitled to receive the Warrant Shares issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant, subject to such person having been entered on the register of members of the Company as the holder of such shares.

2.5    Expiration Date. This Warrant shall expire if it is not exercised prior to or in connection with a Qualified IPO.

3.

VALID ISSUANCE; TAXES AND EXPENSES. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable upon receipt of the Exercise Amount by the Company and the relevant entries being made in the register of members of the Company, and the Company and Holder shall pay or bear respective taxes and other governmental charges and bank fees, printing and authentication fees and expenses, and other miscellaneous costs and expenses that may be imposed or incurred in respect of the issue or delivery of the Warrant Shares pursuant to applicable law.

4.

ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of Warrant Shares issuable upon exercise of this Warrant (or any shares or other securities or property receivable or issuable upon exercise of this Warrant) and the Exercise Price are subject to adjustment upon occurrence of the following events:

4.1    Adjustment for Share Splits, Share Subdivisions or Combinations of Shares. If the Company at any time while this Warrant, or any portion hereof, remains outstanding and unexpired shall split, subdivide or combine the Warrant Shares into a different number of securities of the same class, the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately increased and the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision, and likewise, the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately decreased and the Exercise Price proportionately increased in the case of a combination. When any adjustment is required to be made in the Exercise Price in accordance with this Section 4.1, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

4.2    Adjustment for Dividends or Distributions of Shares or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Shares (or any shares or other securities at the time issuable upon exercise of the Warrant) payable in (i) securities of the Company or (ii) assets (excluding cash dividends paid solely out of retained earnings), then in each such case, the Holder on exercise of this Warrant at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the Warrant Shares (or such other shares or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional shares available by it as aforesaid during such period giving effect to all adjustments called for by this Section 4.

4.3    Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 4.3 upon any conversion or redemption of the Warrant Shares which is the subject of Section 4.5.

4.4    Adjustment for Capital Reorganization, Merger or Consolidation. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall occur (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares as otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another company in which the Company is not the surviving entity, or a reverse triangular merger or similar transaction in which the Company is the surviving entity but the shares of the Company outstanding immediately prior to the merger are converted into other property, whether in the form of securities, cash, or otherwise, and as a result of which the ownership of the Company shall change by fifty percent (50%) or more, or (iii) a sale or transfer of all or substantially all of the Company’s assets to any other person, then as a part of such reorganization, merger, consolidation, sale or transfer (collectively, a “Change of Control”), this Warrant shall cease to represent the right to receive Warrant Shares and shall automatically represent the right to receive upon the exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares or other securities or property that a holder of Warrant Shares deliverable upon exercise of this Warrant would have been entitled to receive in such Change of Control if this Warrant had been exercised as to all such Warrant Shares immediately before such Change in Control, subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.4 shall similarly apply to successive reorganizations, consolidations, mergers, sales, and transfers to the extent that this Warrant is assigned to or assumed by any successor company or entity, whether by operation of law or otherwise, and to the shares or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the holder hereof for Warrant Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

4.5    Redemption or Termination of Warrant Shares. In case all or any portion of the authorized and outstanding Warrant Shares are redeemed or converted or reclassified into other securities or property pursuant to the Company’s Memorandum and Articles of Association (as amended from time to time) or otherwise, or the Warrant Shares otherwise cease to exist, then, in such case the Holder of this Warrant, upon exercise hereof at any time after the date on which the Warrant Shares are so redeemed or cease to exist (the “Warrant Share Termination Date”), shall receive, subject to the terms of this Warrant, in lieu of the number of Warrant Shares that would have been issuable upon such exercise immediately prior to the Warrant Share Termination Date, the securities or property that would have been received if this Warrant had been exercised in full and the Warrant Shares received thereupon had been simultaneously converted immediately prior to the Warrant Share Termination Date, all subject to further adjustment as provided in this Warrant. Additionally, the Exercise Price shall be immediately adjusted to equal the quotient obtained by dividing (i) the aggregate Exercise Price of the maximum number of Warrant Shares for which this Warrant was exercisable immediately prior to the Warrant Share Termination Date by (ii) the number of Warrant Share for which this Warrant is exercisable immediately after the Warrant Share Termination Date, all subject to further adjustment as provided herein.

5.

CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in the Exercise Price, or number or type of shares issuable upon exercise of this Warrant, the Chief Executive Officer, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6.

LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7.

RESERVATION OF WARRANT SHARES. The Company hereby covenants that at all times there shall be made available for issuance and delivery upon exercise of this Warrant such number of Warrant Shares or other securities as are from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable upon receipt of the Exercise Amount by the Company and the relevant entries being made in the register of members of the Company, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws and the Company’s Articles of Association. Issuance of this Warrant shall constitute full authority to the Company’s directors who are charged with the duty of executing and updating the register of members of the Company and issuing the necessary certificates for Warrant Shares upon the exercise of this Warrant.

8.	TRANSFER AND EXCHANGE.

8.1    Unregistered Security. Holder of this Warrant acknowledges that this Warrant, the Warrant Shares and the Ordinary Shares of the Company have not been registered under the Securities Act of 1933 of the United States, as amended (the “Securities Act”), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, any Warrant Shares issued upon its exercise or any Ordinary Shares issued upon conversion of the Warrant Shares in the absence of (i) an effective registration statement under the Securities Act as to this Warrant, such Warrant Shares or such Ordinary Shares and registration or qualification of this Warrant, such Warrant Shares or such Ordinary Shares under any applicable U.S. federal, state or foreign securities law then in effect, or (ii) an opinion of counsel that such registration and qualification are not required. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

8.2    Transferability. Subject to the terms and conditions of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder may be freely assigned, in whole or in part, by the Registered Holder to any affiliate of such Registered Holder or to any person who holds or is acquiring shares of any class or series of the Company, or with prior written consent of the Founders (as defined in the Shareholders Agreement) (which consent shall not be unreasonably withheld, delayed or conditioned), to any other third party, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the Warrant Shares not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes.

9.	NO RIGHTS OR LIABILITIES AS SHAREHOLDERS. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

10.

REGISTRATION RIGHTS. All Warrant Shares issuable upon exercise of this Warrant shall be “Registrable Securities” as defined in the Shareholders Agreement (as amended and restated from time to time) and entitled to all registration, public offering and other rights and obligations of holders of Series B-2 Preferred Shares of the Company under the Shareholders Agreement, subject to the respective terms and conditions of each such agreement.

11.

NOTICES. All notices and other communications from the Company to the Holder or vice versa shall be given to the recipient at the respective address set forth beneath its signature below, at any address for notices provided in the Shareholders Agreement, or at such other address which the recipient may provide in writing from time to time.

12.

TITLES AND HEADINGS. The titles, captions and headings of this Warrant are included for ease of reference only and will be disregarded in interpreting or construing this Warrant. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Warrant.

13.

GOVERNING LAW. This Warrant shall be governed by and construed exclusively in accordance with the laws of the Hong Kong S.A.R. of the PRC (“Hong Kong”) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than Hong Kong to the rights and duties of the parties hereunder.

14.

NO IMPAIRMENT. The Company will not, through reorganization, consolidation, merger, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise, and (ii) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon exercise of this Warrant.

15.

NOTICES OF RECORD DATE. In case: (i) the Company shall take a record of the holders of its Ordinary Shares or other shares or securities at the time receivable upon the exercise of this Warrant, for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of any class or any other securities or to receive any other right; (ii) of any consolidation or merger of the Company with or into another company, any capital reorganization of the Company, any reclassification of the share capital of the Company, or any conveyance of all or substantially all of the assets of the Company to another company in which holders of the Company’s shares are to receive shares, securities or property of another company; (iii) of any voluntary dissolution, liquidation or winding-up of the Company; or (iv) of any redemption or conversion of all outstanding Series B-2 Preferred Shares; then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (B) the date on which such event or transaction is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Shares shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such event or transaction. Such notice shall be delivered at least thirty (30) days prior to the date therein specified.

16.

SEVERABILITY. If any paragraph, provision or clause of this Warrant shall be found or be held to be illegal, invalid or unenforceable, the remainder of this Warrant shall be valid and enforceable and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that most nearly effects the parties’ intent in entering into this Warrant.

17.

COUNTERPARTS. This Warrant may be executed and delivered by facsimile, telecopy, portable document format (“pdf”) (or other electronically transmitted) signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.

MODIFICATION AND WAIVER. This Warrant and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder of Warrant exercisable for a majority of the aggregate number of Series B-2 Preferred Shares issuable upon exercise of all warrants issued pursuant to the Purchase Agreement.

19.

SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or bank holiday in the PRC, Hong Kong or the Cayman Islands, the Expiration Date shall automatically be extended until 5:00 p.m. the next Business Day.

20.	DISPUTE RESOLUTION.

20.1    Any dispute, controversy or claim arising out of, in connection with or relating to this Warrant, including the interpretation, validity, invalidity, breach or termination thereof, shall be settled by arbitration.

20.2    The arbitration shall be conducted in Hong Kong under the UNCITRAL Arbitration Rules in force when the notice of arbitration is submitted in accordance with the said Rules. The number of arbitrators shall be one. The arbitration shall be conducted in the English language.

20.3    Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any doctrine of legal privilege or any confidentiality obligations binding on such party.

20.4    The costs of arbitration shall be borne by the losing party, unless otherwise determined by the arbitration tribunal.

20.5    When any dispute occurs and when any dispute is under arbitration, except for the matters in dispute, the parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Warrant.

20.6    The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

20.7    Regardless of anything else contained herein, any party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the conclusion of the arbitration.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page of Warrant]

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date as set forth above.

I-Mab

Signature:	/s/
Name:
Title:

[Name of Holder]

Signature:	/s/
Name:
Title:

Schedule of Material Differences

One or more persons purchased warrants from I-Mab using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

Series No.	Name of Holder	Number of Shares under the Warrant
Series B-1	CBC Investment I-Mab Limited	4,994,046
Series B-2	Shanghai Tasly Pharmaceutical Co., Ltd.	2,104,928
Series B-3	Qianhai Equity Investment Fund (Limited Partnership)	515,914
Series B-4	Tianjin Kangshijing Biopharmaceutical Technology Partnership (Limited Partnership)	639,734
Series B-5	C-Bridge II Investment Ten Limited	639,734